Exhibit 99.1

Medgenics, Inc.
(the “Company”)

Significant Shareholders Update

4 May 2011

Medgenics, Inc. (NYSE Amex: MDGN and MDGN.W and London Stock Exchange - AIM: MEDG and MEDU), the company that has developed a novel technology for the manufacture and delivery of therapeutic proteins continuously in patients using their own tissue, reports an update to the interests of the significant shareholders and the directors of the Company and their related parties in the common shares of par value U.S. $0.0001 each in the Company (“Common Shares”), calculated with reference to the AIM Rules for Companies.  This update follows the following previously announced events:  (i) the Company’s  1-for-35 reverse stock-split; (ii) the Company’s U.S. initial public offering (the “U.S. IPO”) and the resultant issue of new Common Shares; (iii) the automatic conversion of $570,000 of outstanding debentures issued in 2009 (the “2009 Debentures”) pursuant the contractual terms of such debentures as a result of the consummation of the U.S. IPO  ; and (iv) the automatic conversion of $4,000,000 of outstanding debentures issued in 2010 (the “2010 Debentures”) pursuant the contractual terms of such debentures as a result of the consummation of the U.S. IPO.  The 2009 Debentures were converted at a conversion price of $2.724 per Common Share into an aggregate 209,656 Common Shares.  In addition, pursuant its contractual obligations under the 2009 Debentures, the Company issued 5-year warrants to purchase 84,702 of Common Shares at an initial exercise price of $4.99 per share in connection with the conversion of the 2009 Debentures. The 2010 Debentures converted at a conversion price of $3.405 per Common Share into an aggregate 1,198,242 Common Shares.

On the closing date of the U.S. IPO (April 13, 2011), the following directors, related parties and significant shareholders were issued Company securities in connection with the conversion of the 2009 Debentures and the 2010 Debentures:  (i) Joel S. Kanter, a director of the Company, and related parties (as determined by the AIM Rules for Companies) were issued 44,139 Common Shares, together with 15,450 warrants (at an exercise price of $4.99 per Common Share), upon conversion of $120,000 of the 2009 Debentures and 74,890 Common Shares upon conversion of $250,000 of the 2010 Debentures; and (ii) Stephen D. McMurray, a director of the Company, was issued 1,840 Common Shares upon conversion of the 2009 Debentures, together with 644 warrants, upon conversion of $5,000 of the 2009 Debentures.

Taking the above events into account and including the partial over allotment taken up as announced yesterday, May 3, 2011, the Company now has a total of 9,551,567 Common Shares in issue, of which 3,122,138 (32.7%) Common Shares are not in public hands as defined by the AIM Rules for Companies.  The interests of the significant shareholders and the directors of the Company and their related parties (as determined by the AIM Rules for Companies) are as follows:

Name	Common Shares	% of Issued Share Capital	Instrument	Number	Expiry Date	Exercise Price	Total interests	% of Issued Share Capital
The Executors of Lord Leonard Steinberg's estate & Steinberg family	606,544		Warrant	32,742	31/05/2012	$5.37
			Warrant	21,828	04/12/2012	$5.37
			Warrant	23,784	04/12/2012	$5.65
			Warrant	12,857	30/01/2012	$8.75
			Warrant	21,885	04/12/2016	$4.99

Total	606,554	6.4%		113,096			719,650	7.5%

River Charitable Remainder Unitrust f/b/o Isaac Blech	1,644,053		Warrant	230,359	22/09/2015	$4.54
			Warrant	1,000,000	06/04/2016	$6.00
Total	1,644,053	17.2%		1,230,357			2,874,410	30.1%

CIBC Trust Company (Bahamas) Limited, as Trustee of T-5551	349,388		Warrant	10,714	22/09/2015	$4.54
			Warrant	12,857	30/01/2012	$8.75
			Warrant	5,150	04/12/2016	$4.99

Total	349,388	3.7%		28,721			378,109	4.0%

Platinum Montaur Life Sciences I LLC	205,434		Warrant	45,839	13/08/2012	$5.37
			Warrant	45,839	04/12/2012	$5.37
Total	205,434	2.2%		91,678			297,112	3.1%

Eugene A. Bauer (Director)	190,418		Option	82,327	13/11/2012	$7.35
			Option	28,571	13/09/2020	$8.19
Total	190,418	2.0%		110,898			301,316	3.2%

Chicago Investments, Inc.1	636,975		Warrant	5,357	22/09/2015	$4.54
			Warrant	8,352	12/04/2016	$4.99
Total	636,975	6.7%		13,709			650,684	6.8%

Stephen D. McMurray (Director)	72,835		Warrant	644	12/04/2016	$4.99
			Options	33,052	14/11/2012	$7.35
			Options	28,571	13/09/2020	$7.35
			Options	12,857	05/01/2021	$6.55
Total	72,835	0.8%		75,124			147,959	1.5%

Joel S. Kanter (Director) & related interests2	1,147,846		Warrants	15,450	04/12/2016	$4.99

			Warrants	26,785	22/09/2015	$4.54
			Warrants	12,857	30/01/2012	$8.75
			Warrants	2,754	13/02/2012	$8.75
			Options	48,803	14/11/2012	$7.35
			Options	28,571	13/09/2020	$8.19
			Options	12,857	05/01/2021	$6.55
Total	1,147,846	12.0%		148,077			1,295,923	13.6%

Andrew L. Pearlman (Director) & related interests1	35,375		Warrants	905,190	31/03/2016	$2.49
			Warrants	35,922	31/03/2016	$0.0002
			Options	182,806	31/03/2016	$2.49
			Options	91,403	14/11/2012	$7.35
Total	35,375	0.4%		1,215,321			1,250,696	13.1%

Gary Brukardt (Director)	31,611		Warrants	60,507	21/06/2011	$2.49
			Options	45,701	18/09/2011	$2.49
			Options	26,705	14/11/2012	$7.35
			Options	28,571	13/09/2020	$8.19
			Options	12,857	05/01/2021	$6.55
Total	31,611	0.3%		174,341			205,952	2.2%

Alastair Clemow (Director)	-		Options	12,857	13/09/2020	$8.19
			Options	12,857	05/01/2021	$6.55
Total	-	0.0%		25,714			25,714	0.3%

Notes
1 For the purpose of the AIM Rules only also included within the interests of Joel Kanter (Director)
2 Included within the interests of Joel Kanter are his interests in:
i.	106,823 Common Shares held by the Kanter Family Foundation, an Illinois not-for-profit corporation of which Mr. Kanter is the President and is a Director;
ii.
349,388 Common Shares held by CIBC Trust Company (Bahamas) Limited ("CIBC"). CIBC is the trustee of Settlement T-555 (the "CIBC Trust"). The CIBC Trust was established for the benefit of various descendants of (i) Helen and Henry Krakow, and (ii) Beatrice and Morris Kanter. Mr. Kanter is a discretionary beneficiary of the CIBC Trust. Sole voting and investment control of the Common Shares owned by the CIBC Trust is vested in CIBC as trustee of the CIBC Trust;

iii.
636,975 Common Shares held by Chicago Investments, Inc. ("CII"). CII is a majority-owned subsidiary of Chicago Holdings, Inc. ("CHI"). CHI is majority owned by various trusts (together the "Kanter Trusts") established for the benefit of various descendants of (i) Helen and Henry Krakow, and (ii) Beatrice and Morris Kanter. Joel Kanter is a discretionary beneficiary of some, but not all, of the Kanter Trusts. Sole voting and investment control of the Common Shares owned by CII is vested in Mr. Kanter's brother, Joshua Kanter, as President of CII; and

iv.
6,870 Common Shares held by Chicago Private Investments, Inc ("CPI"). CPI is a wholly owned subsidiary of The Holding Company ("THC"). THC is owned by Kanter Trusts. Sole voting and investment control of the shares of the Company owned by CPI is vested in Mr. Kanter's brother, Joshua Kanter, as President of CPI.

For the purposes of applicable U.S. securities laws and regulations, Mr. Kanter disclaims all beneficial and pecuniary interest to the Common Shares held by CII and CPI and the CIBC Trust. Such disclaimer does not affect Mr. Kanter's status as a discretionary beneficiary under the Kanter Trusts or the CIBC Trust.
3 Including interests in 94 Common Shares held by family members and 1,719 Common Shares held by ADP Holdings LLC, a company in which Dr. Pearlman is interested.

For further information, contact:

Medgenics, Inc. Dr. Andrew L. Pearlman	Phone: +972 4 902 8900
Religare Capital Markets (Nominated Adviser) James Pinner Derek Crowhurst	Phone: +44 20 7444 0800
SVS Securities plc (Joint Broker) Ian Callaway	Phone: +44 20 7638 5600
Nomura Code Securities PLC (Joint Broker) Jon Senior	Phone: +44 20 7776 1219
De Facto Communications Mike Wort Anna Dunphy	Phone: +44 20 7861 3838
Grayling (Investment Relations – US) Leslie Wolf-Creutzfeldt	Phone: +1 646 284 9472